EXHIBIT 10.2

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT (this “Amendment”), is made and entered into as of May 15, 2024, by and among Franklin Electric Co., Inc., an Indiana corporation (“Franklin Electric”), Franklin Electric B.V., a Netherlands private company with limited liability (the “Dutch Subsidiary Issuer”, and together with Franklin Electric, collectively, the “Companies” and each a “Company”), PGIM, Inc. (“Prudential”) and the other holders of Notes (as defined in the Note Agreement defined below) that are signatories hereto (together with their successors and assigns, the “Noteholders”).
WITNESSETH:

WHEREAS, the Companies and the Noteholders are parties to a certain Fourth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of July 30, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Noteholders have purchased Notes from the Companies; and

WHEREAS, the Companies have requested that the Noteholders amend certain provisions of the Note Agreement, and subject to the terms and conditions hereof, the Noteholders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Companies and the Noteholders agree as follows:

1.    Amendments.

(a)    The first sentence of Paragraph 1B of the Note Agreement is hereby amended by replacing such sentence in its entirety with the following:

Each Issuer may authorize the issue of, but shall not be obligated to issue, its additional senior promissory notes (herein called the “Private Shelf Notes”; for the avoidance of doubt the Series B Notes constitute Private Shelf Notes) after the date hereof in the aggregate principal amount of up to $250,000,000 (including the equivalent in the Available Currencies), to be dated the date of issue thereof, to mature, in the case of each Private Shelf Note so issued, no less than five (5) years and no more than twenty (20) years after the date of original issuance thereof, to have an average life, in the case of each Private Shelf Note so issued, of no more than fifteen (15) years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum (and to have such other particular terms) as shall be set forth in the case of each Private Shelf Note so issued in the Confirmation of Acceptance with respect to such Private Shelf Note delivered pursuant to paragraph 2A(5), and to be substantially in the form of Exhibit A attached hereto.

(b)    Paragraph 2A(2) of the Note Agreement is hereby amended by replacing such Paragraph in its entirety with the following:

Issuance Period. Private Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) May 15, 2027 (or if such date is not a New York Business Day, the New York Business Day next preceding such date); (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Private Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a New York Business Day, the New York Business Day next preceding such thirtieth day), (iii) the last Private Shelf Closing Day after which there is no Available Facility Amount, (iv) the termination of the Facility under paragraph 7A of this Agreement, and (v) the acceleration of any Note under paragraph 7A of this Agreement. The period during which Private Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

(c)    Paragraph 2A(8)(i) of the Note Agreement is hereby amended by replacing such Paragraph in its entirety with the following:

Issuance Fee. The applicable Issuer will pay to each Purchaser in immediately available funds a fee (herein called the “Issuance Fee”) on each Private Shelf Closing Day in an amount equal to 0.025% of the aggregate principal amount of the Notes sold to such Purchaser in Dollars.

(d)    Paragraph 3A(iii) of the Note Agreement is hereby amended by replacing such Paragraph in its entirety with the following:

Payment of Fees. The Company shall have paid to Prudential and each Purchaser any fees due it pursuant to or in connection with this Agreement, including any Issuance Fee pursuant to paragraph 2A(8)(i), any Delayed Delivery Fee pursuant to paragraph 2A(8)(ii) and the fees and expenses of counsel for Prudential and the Purchasers, as applicable.

(e)    Paragraph 10(B) of the Note Agreement is hereby amended by adding the following new defined term in the appropriate alphabetical order:

“Issuance Fee” shall have the meaning specified in paragraph 2A(8)(i).

2.    Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the holders of the Notes hereunder, it is understood and agreed that this Amendment shall not become effective, and the Companies shall have no rights under this Amendment, until Prudential shall have received (i) a structuring fee in the amount of $25,000.00, (ii) to the extent the Companies have received an invoice on or prior to the date hereof, reimbursement or payment of the costs and expenses of Prudential incurred in connection with this Amendment or the Note Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to Prudential), (iii) executed counterparts to this Amendment from the Companies and the Required Holders and (iv) executed counterparts to the Consent and Acknowledgement of the parties to the Subsidiary Guaranty, in the form of Exhibit A attached hereto.

3.    Representations, Covenants, and Warranties. To induce the Noteholders to enter into this Amendment, each Company hereby represents, covenants and warrants to the Noteholders that:

(a)    Franklin Electric is a corporation duly organized and existing in good standing under the laws of the State of Indiana and has the corporate power to own its property and to carry on its business as now being conducted. The Dutch Subsidiary Issuer is a corporation duly organized under the laws of the Netherlands and has the corporate power to own its property and to carry on its business as now conducted. Each Subsidiary is duly organized and existing in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of its jurisdiction of incorporation and has the corporate power to own its property and to carry on its business as now being conducted except in such instances where the failure could not be reasonably expected to result in a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Companies and their Subsidiaries taken as a whole. Each of the Companies and its Subsidiaries is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Companies and their Subsidiaries taken as a whole.

(b)    Each Company has the corporate or other organizational power and authority to execute and deliver this Amendment and to perform the provisions hereof. The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate or other organizational action, and this Amendment has been duly executed and delivered by authorized officers of the applicable Company and are valid obligations of such Company, legally binding upon and enforceable against such Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(c)    After giving effect to this Amendment, the representations and warranties contained in the Note Agreement and the other Note Documents are true, accurate and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) on and as of the date hereof, except to the extent that any such representation and warranty specifically relates to an earlier date, in which case they shall be true, accurate and correct as of such earlier date, and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.    Effect of Amendment. Except as set forth expressly herein, all terms of the Note Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Companies to all holders of the Notes. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of the Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement. From and after the date hereof, all references to the Note Agreement shall mean the Note Agreement as modified by this Amendment. This Amendment shall constitute a Note Document for all purposes of the Note Agreement.

5.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6.    No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.

7.    Costs and Expenses. The Companies agree to pay on demand all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Noteholders with respect thereto.

8.    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

9.    Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, any other holders of Notes from time to time and their respective successors, successors-in-titles, and assigns.

10.    Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

11.    Severability. If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Note Agreement, respectively.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of each Company, by its respective authorized officers as of the day and year first above written.

COMPANIES:

FRANKLIN ELECTRIC CO., INC.

By /s/ Jonathan Grandon
Name: Jonathan Grandon
Title: Secretary

FRANKLIN ELECTRIC B.V.

By /s/ Diederik Hiebendaal
Name: Diederik Hiebendaal
Title: Managing Director A

By /s/ Jonathan Grandon
Name: Jonathan Grandon
Title: Managing Director B

NOTEHOLDERS:

PGIM, INC.

By: /s/ David Quakenbush
Name: David Quakenbush
Title: Vice President

EXHIBIT A

CONSENT AND ACKNOWLEDGEMENT

May 15, 2024

The undersigned, each a Guarantor under the Amended and Restated Subsidiary Guaranty Agreement, dated as of July 30, 2021 (the “Guaranty”), in favor of the Purchasers (as defined therein) and the other holders from time to time of the Notes (as defined therein), under the Fourth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of July 30, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used and not otherwise defined in this Consent and Acknowledgement have the respective meanings ascribed to them in the Note Agreement), hereby acknowledges, confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects after giving effect to the First Amendment to the Fourth Amended and Restated Note Purchase and Private Shelf Agreement.

Each of the undersigned Guarantors hereby represents and warrants that the execution, delivery and performance by such Guarantor of the Guaranty and each other document or instrument to be delivered by such Guarantor pursuant to the Note Agreement have in each case been duly authorized by all necessary corporate or other organizational action and do no and will not (i) contravene the terms of the certificate of incorporation, article of incorporation, the certificate of formation, the bylaws, the limited liability company agreement or other equivalent organizational documents of such Guarantor, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under the Note Agreement, any document evidencing any contractual obligation to which such Guarantor is a party or any order, injunction, writ or decree of any governmental authority binding on such Guarantor or its properties, or (iii) violate any applicable law binding on or affecting such Guarantor.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Acknowledgement to be duly executed and delivered by their respective proper and duly authorized officers effective as of the date first above written.

Franklin Electric International, Inc.	Driller Services, LLC
By: /s/ Jonathan Grandon	By: /s/ Jonathan Grandon
Name: Jonathan Grandon	Name: Jonathan Grandon
Title: Secretary	Title: Secretary

Franklin Fueling Systems, LLC	2M Company, LLC
By: /s/ Jonathan Grandon	By: /s/ Jonathan Grandon
Name: Jonathan Grandon	Name: Jonathan Grandon
Title: Secretary	Title: Secretary

Franklin Grid Solutions, LLC	Western Hydro LLC
By: /s/ Jonathan Grandon	By: /s/ Jonathan Grandon
Name: Jonathan Grandon	Name: Jonathan Grandon
Title: Secretary	Title: Secretary

Headwater Companies, LLC	Gicon Pumps & Equipment, LLC
By: /s/ Jonathan Grandon	By: /s/ Jonathan Grandon
Name: Jonathan Grandon	Name: Jonathan Grandon
Title: Secretary	Title: Secretary

Valley Farms Supply, LLC	Puronics, LLC
By: /s/ Jonathan Grandon	By: /s/ Jonathan Grandon
Name: Jonathan Grandon	Name: Jonathan Grandon
Title: Secretary	Title: Secretary

Franklin Water Treatment, LLC	Milan Supply Company, LLC
By: /s/ Jonathan Grandon	By: /s/ Jonathan Grandon
Name: Jonathan Grandon	Name: Jonathan Grandon
Title: Secretary	Title: Secretary

Blake Equipment, LLC
By: /s/ Jonathan Grandon
Name: Jonathan Grandon
Title: Secretary